AGREEMENT AND PLAN OF REORGANIZATION

         THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made this ___ day of February, 2001, by and between NPC Holdings, Inc., a publicly-held, fully reporting corporation incorporated in Nevada ("NPC"); Vulcan Minerals & Energy, Inc., a Texas corporation ("Vulcan"); and the persons listed in Exhibit A-1 hereof who are the owners of record of all the issued and outstanding stock of Vulcan who execute and deliver the Agreement ("Vulcan Stockholders"), based on the following:

                                    Recitals

         NPC wishes to acquire all the issued and outstanding stock of Vulcan in exchange for stock of NPC, in a transaction intended to qualify as a tax-free exchange pursuant to section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. The parties intend for this Agreement to represent the terms and conditions of such tax-free reorganization, which Agreement the parties hereby adopt. However, neither party is seeking tax counsel or legal or accounting opinions on whether the transaction qualifies for tax free treatment.

                                  Agreement

         Based on the stated premises, which are incorporated herein by reference, and for and in consideration of the mutual covenants and agreements hereinafter set forth, the mutual benefits to the parties to be derived herefrom, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, it is hereby agreed as follows:

                                    ARTICLE I
                                EXCHANGE OF STOCK

            1.01 Exchange of Shares. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 1.05 hereof), the Vulcan Stockholders shall assign, transfer, and deliver to NPC, free and clear of all liens, pledges, encumbrances, charges, restrictions, or claims of any kind, nature, or description, all issued and outstanding shares of common stock of Vulcan (the "Vulcan Shares") held by Vulcan Stockholders which shares shall represent all issued and outstanding shares of Vulcan common stock,

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

and NPC agrees to acquire such shares on such date by issuing and delivering in exchange therefor an aggregate of 13,947,430 restricted shares of NPC common stock, par value $0.001 per share, (the "NPC Common Stock"). Such shares of NPC Common Stock shall be issued pro rata based on the number of Vulcan Shares held and as set forth opposite the Vulcan Stockholder's respective names in Exhibit A-1. All shares of NPC Common Stock to be issued and delivered pursuant to this Agreement shall be appropriately adjusted to take into account any stock split, stock dividend, reverse stock split, recapitalization, or similar change in the NPC Common Stock which may occur between the date of the execution of this Agreement and the Closing Date.

          (a) Additional Shares. There shall be issued 500,000 restricted shares of NPC Common Stock to Pacific Management Services, Inc., for services rendered to NPC and Vulcan.

          (b) Registration of Shares. The shares set forth in Section 1.01(a), shall have rights of registration, and Vulcan agrees to register said shares, pursuant to the Registration Rights Agreement attached hereto.

         1.02 Delivery of Certificates by Vulcan Stockholders. The transfer of Vulcan shares by the Vulcan Stockholders shall be effected by the delivery to NPC at the Closing (as set forth in Section 1.05 hereof) of certificates representing the transferred shares endorsed in blank or accompanied by stock powers executed in blank, with all signatures medallion guaranteed and with all necessary transfer taxes and other revenue stamps affixed and acquired at the Vulcan Stockholders' expense.

         1.03 Operation as Wholly-Owned Subsidiary. After giving effect to the transaction contemplated hereby, NPC will own all the issued and outstanding shares of Vulcan and Vulcan will be a wholly-owned subsidiary of NPC operating under the name Vulcan, Inc. or such other name selected by the shareholders and management of Vulcan.

         1.04 Further Assurances. At the Closing and from time to time thereafter, the Vulcan Stockholders shall execute such additional instruments and take such other action as NPC may reasonably request, without undue cost to the Vulcan Stockholders in order to more effectively sell, transfer, and assign clear title and ownership in the Vulcan Shares to NPC .

         1.05 Closing and Parties. The Closing contemplated hereby shall be held at a mutually agreed upon time and place on or before March 9, 2001 or on another date to be agreed to in writing by the parties (the "Closing Date'). The Agreement may be closed at any time following approval by a majority of the

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

shareholders of NPC Common Stock as set forth in Section 4.01 hereof and the Vulcan Stockholders as set forth in Section 5.01. The Closing may be accomplished by wire, express mail, overnight courier, conference telephone call or as otherwise agreed to by the respective parties or their duly authorized representatives.

         1.06  Closing Events.
               --------------

               (a) NPC Deliveries. Subject to fulfillment or waiver of the conditions set forth in Article IV, NPC shall deliver to Vulcan at Closing all the following:


                           (i) A certificate of good standing from the Department of Commerce of the State of Nevada, issued as of a date within ten days prior to the Closing Date, certifying that NPC is in good standing as a corporation in the State of Nevada;

                           (ii) Incumbency and specimen  signature  certificates
                  dated the Closing Date with respect to the officers of NPC executing this Agreement and any other document delivered pursuant hereto on behalf of NPC ;

                           (iii) Copies of the resolutions/consents of NPC's board of directors and shareholder minutes or consents authorizing the execution and performance of this Agreement and the contemplated transactions, certified by the secretary or an assistant secretary of NPC as of the Closing Date;

                           (iv) The  certificate  contemplated  by Section 4.02,
                  duly executed by the chief executive officer of NPC;

                           (v) The certificate  contemplated  by  Section  4.03,
                  dated the Closing Date, signed by the chief executive officer of NPC;

                           (vii) Certificates  for  13,947,430   shares  of  NPC
                  Common Stock in the names of the Vulcan Stockholders and in the amounts set forth in Exhibit "A-1"; and

         In addition to the above deliveries, NPC shall take all steps and actions as Vulcan and Vulcan Stockholders may reasonably request or as may otherwise be reasonably necessary to consummate the transactions contemplated hereby.

                  (b) Vulcan  Deliveries.  Subject to  fulfillment  or waiver of
         the   conditions  set  forth   in  Article  V,   Vulcan  and/or  Vulcan
         Stockholder's shall deliver to NPC at Closing all the following:

                           (i) A certificate of good standing from the Secretary
                  of State of the State of Texas, issued as of a date within ten days prior to the Closing Date certifying that Vulcan is in good standing as a corporation in the State of Texas;

                           (ii) Incumbency and specimen  signature  certificates
                  dated the Closing Date with respect to the officers of Vulcan executing this Agreement and any other document delivered pursuant hereto on behalf of Vulcan;

                           (iii) Copies of  resolutions/consents of the board of
                  directors and of the stockholders of Vulcan authorizing the execution and performance of this Agreement and the contemplated transactions, certified by the secretary or an assistant secretary of Vulcan as of the Closing Date;

                           (iv) The  certificate contemplated  by Section  5.02,
                  executed by the chief operating officer of Vulcan; and

                           (v) The  certificate  contemplated  by Section  5.03,
                  dated the Closing Date, signed by the chief operating officer of Vulcan.

         In addition to the above deliveries, Vulcan shall take all steps and actions as NPC may reasonably request or as may otherwise be reasonably necessary to consummate the transactions contemplated hereby.

                                   ARTICLE II
                REPRESENTATIONS, COVENANTS AND WARRANTIES OF NPC

         As an inducement to, and to obtain the reliance of Vulcan, NPC represents and warrants as follows:

         2.01     Organization.

                  (a) NPC is, and will be on the Closing, a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has the corporate power and is and will be duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there are no other jurisdictions in which it is not so qualified in which the character


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

         and location of the assets owned by it or the nature of the material business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on its business, operations, properties, assets or condition. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of NPC's articles of incorporation or bylaws, or other agreement to which it is a party or by which it is bound.

         2.02 Approval of Agreement. NPC has full power, authority, and legal right and have taken, or will take, all action required by law, its articles of incorporation, bylaws, and otherwise to execute and deliver this Agreement and to consummate the transactions herein contemplated. The board of directors of NPC has authorized and approved the execution, delivery, and performance of this Agreement and the transactions contemplated hereby; subject to the approval of the NPC shareholders and compliance with state and federal corporate and securities laws.

         2.03 Capitalization. The authorized capitalization of NPC consists of 100,000,000 shares of common stock, $0.001 par value, of which approximately 712,820 shares shall be issued and outstanding, prior to issuance of shares as set forth in Section 1.01 of this Agreement. All issued and outstanding shares of NPC are legally issued, fully paid, and nonassessable and not issued in violation of the preemptive or other right of any person. There are no dividends or other amounts due or payable with respect to any of the shares of capital stock of NPC

         2.04     Financial Statements.
                  --------------------

                  (a) Included in Schedule 2.04 or otherwise available from EDGAR through the SEC's website, www.sec.gov, are the audited balance sheet of NPC as of June 30, 2000, and the related statements of operations, stockholders' equity (deficit), and cash flows for the fiscal years ended June 30, 2000 and 1999, including the notes thereto, and the accompanying report of the company's independent certified public accountant.

                  (b) The  financial  statements  of NPC  delivered  pursuant to
         Section 2.04(a) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved as explained in the notes to such financial statements. The NPC financial statements present fairly, in all material respects, as of their respective dates, the financial position of NPC. NPC did not have, as of the date of any such financial statements, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected therein in accordance with generally accepted accounting principles, and all assets reflected therein presently fairly the assets of NPC in accordance with generally accepted accounting principles.

                  (c) NPC has filed or will file as the Closing Date its tax returns required to be filed for its two most recent fiscal years. All such returns and reports are accurate and correct in all material respect. NPC has no material liabilities with respect to the payment of any federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties) accrued for or applicable to the period ended on the date of the most recent balance sheet of NPC, except to the extent reflected on such balance sheet and all such dates and years and periods prior thereto and for which NPC may at said date have been liable in its own right or as transferee of the assets of, or as successor to, any other corporation or entity, except for taxes accrued but not yet due and payable, and to the best knowledge of NPC, no deficiency assessment or proposed adjustment of any such tax return is pending, proposed or contemplated. To the best knowledge of NPC, none of such income tax returns has been examined or is currently being examined by the Internal Revenue Service and no deficiency assessment or proposed adjustment of any such return is pending, proposed or contemplated. NPC has not made any election pursuant to the provisions of any applicable tax laws (other than elections that relate solely to methods of accounting, depreciation, or amortization) that would have a material adverse affect on NPC, its financial condition, its business as presently conducted or proposed to be conducted, or any of its respective properties or material assets. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of NPC.

         2.05 Outstanding Warrants and Options. At closing, NPC will have no existing warrants or options, calls or commitments of any nature relating to the authorized and unissued NPC Common Stock.

         2.06 Information. The information concerning NPC set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. NPC shall cause the schedules delivered by it pursuant hereto and the instruments delivered to Vulcan hereunder to be updated after the date hereof up to and including the Closing Date.

         2.07 Absence of Certain Changes or Events. Except as set forth in this Agreement or the schedules hereto, since the date of the most recent NPC balance sheet described in Section 2.04 and included in the information referred to in
Section 2.06:

                  (a) There has not been (i) any material adverse change in the business, operations, properties, level of inventory, assets, or condition of NPC or (ii) any damage, destruction, or loss to NPC (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or conditions of NPC;

                  (b) NPC has not (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of NPC; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transactions; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $1,000; or (viii) made any increase in any profit-sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

                  (c) NPC has not (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof, (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent NPC balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its material assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $5,000 or canceled, or agreed to cancel, any debts or claims (except debts and claims which in the aggregate are of a value of less than $5,000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of NPC; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

                  (d) To the best knowledge of NPC, it has not become subject to any law or regulation which materially and adversely affects, or in the future would be reasonably expected to adversely affect, the business, operations, properties, assets, or condition of NPC.

         2.08 Litigation and Proceedings. There are no material actions, suits, or administrative or other proceedings pending or, to the knowledge of NPC, threatened by or against NPC or adversely affecting NPC or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. NPC does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

         2.09 Compliance With Laws and Regulations. NPC has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance (i) could not materially and adversely affect the business, operations, properties, assets, or condition of NPC or (ii) could not result in the occurrence of any material liability for NPC. To the best knowledge of NPC, the consummation of this transaction will comply with all applicable statutes and regulations, subject to the preparation and filing of any forms required by state and federal securities laws.

         2.10 Material Contract Defaults. NPC is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of NPC, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which NPC has not taken adequate steps to prevent such a default from occurring.

         2.11  No  Conflict  With  Other  Instruments.  The  execution  of  this
Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any ten-n or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which NPC is a party or to which any of its properties or operations are subject.

         2.12 Subsidiary. NPC does not own, beneficially or of record, any equity securities in any other entity. NPC does not have a predecessor as that term is defined under generally accepted accounting principles or Regulation S-X promulgated by the Securities and Exchange Commission,

         2.13 NPC Schedules. NPC has delivered to Vulcan the following schedules, which are collectively referred to as the "NPC Schedules" and which consist of the following separate schedules dated as of the date of execution of this Agreement, all certified by a duly authorized officer of NPC as complete, true, and accurate:

                   (a) A schedule including copies of the articles of incorpora-tion and bylaws of NPC in effect as of the date of this Agreement;

                  (b) A schedule containing copies of resolutions adopted by the board of directors of NPC approving this Agreement and the trans-actions herein contemplated;

                  (c) A schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of NPC since the most recent NPC balance sheet, required to be provided pursuant to Section 2.04 hereof,

                  (d) A schedule setting forth the financial statements required pursuant to Section 2.04(a) hereof, and

                  (e) A schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the NPC Schedules by Sections 2.01 through 2.12.

         NPC shall cause the NPC Schedules and the instruments delivered to Vulcan hereunder to be updated after the date hereof up to and including a specified date not more than three business days prior to the Closing Date. Such updated NPC Schedules, certified in the same manner as the original NPC Schedules, shall be delivered prior to and as a condition precedent to the obligation of Vulcan to close.

                                   ARTICLE III
              REPRESENTATIONS, COVENANTS, AND WARRANTIES OF VULCAN

         As an inducement to, and to obtain the reliance of NPC, Vulcan represents and warrants as follows:

         3.01 Organization. Vulcan is, and will be on the Closing Date, a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas and has the corporate power and is and will be duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there are no other jurisdictions in which it is not so qualified in which the character and location of the assets owned by it or the nature of the material business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on its business, operations, properties, assets or condition of Vulcan. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Vulcan's articles of incorporation or bylaws, or other material agreement to which it is a party or by which it is bound.

         3.02 Approval of Agreement. Vulcan has full power, authority, and legal right and has taken, or will take, all action required by law, its articles of incorporation, bylaws, or otherwise to execute and deliver this Agreement and to consummate the transactions herein contemplated. The board of directors of Vulcan have authorized and approved the execution, delivery, and performance of this Agreement and the transactions contemplated hereby; subject to the approval of the Vulcan Stockholders and compliance with state and federal corporate and securities laws.

         3.03 Capitalization. The authorized capitalization of Vulcan consists of 20,000,000 shares of common stock, $.01 par value, of which as of the date hereof, 4,775,331 shares are issued and outstanding to 280 shareholders, and 5,000,000 shares of preferred stock, $.01 par value, of which as of the date hereof, no shares are issued and outstanding. All issued and outstanding shares of Vulcan are legally issued, fully paid, and nonassessable and not issued in violation of the preemptive or other right of any person. All shareholders are "accredited investors" and have supplied written representation to Vulcan of such accredited status. There are no dividends or other amounts due or payable with respect to any of the shares of capital stock of Vulcan.

         3.04     Financial Statements.
                  --------------------

                  (a) Included in Schedule 3.04 are the unaudited financial statements of Vulcan through the period ending September 30, 2000, and the audited balance sheet of Vulcan as of December 31, 1999, and the related statements of operations, stockholders' equity (deficit), and

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

         cash flows for the fiscal years ended December 31, 1999 and 1998, including the notes thereto, and the accompanying report of the company's independent certified public accountant. In addition, Vulcan agrees that the audit of the financials for the year ended December 31, 2000 shall be completed by March 31, 2001.

                  (b) The audited unaudited financial statements delivered pursuant to Section 3.04(a) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The financial statements of Vulcan present fairly, as of their respective dates, the financial position of Vulcan. Vulcan did not have, as of the date of any such balance sheets, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in any financial statements or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein present fairly the assets of Vulcan, in accordance with generally accepted accounting principles. The statements of revenue and expenses and cash flows present fairly the financial position and result of operations of Vulcan as of their respective dates and for the respective periods covered thereby.

         3.05 Outstanding Warrants and Options. Vulcan has no issued options, calls, or commitments of any nature relating to the authorized and unissued Vulcan Common Stock, other than certain warrants and/or options, which options and warrants, once converted to stock, do not exceed 500,000 shares. Following the closing of this Agreement, Vulcan may issue any warrants or options as it deems fit.

         3.06 Information. The information concerning Vulcan set forth in this Agreement and in the schedules delivered by Vulcan pursuant hereto is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. Vulcan shall cause the schedules delivered by Vulcan pursuant hereto to NPC hereunder to be updated after the date hereof up to and including the Closing Date.

         3.07 Absence of Certain Changes or Events. Except as set forth in this Agreement since the date of the most recent Vulcan balance sheet described in
Section 3.04 and included in the information referred to in Section 3.06:

                   (a) There has not been (i) any material adverse change in the business, operations, properties, level of inventory, assets, or condition of Vulcan or (ii) any damage, destruction, or loss to Vulcan materially and adversely affecting the business, operations, properties, assets, or conditions of Vulcan.

                  (b) Vulcan has not (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary and material considering the business of Vulcan; (iv) made any material change in its method of accounting; (v) entered into any other material transactions other dm those contemplated by this Agreement; (vi) made any material accrual or material arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; or (vii) made any material increase in any profit-sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with their officers, directors, or employees;

                  (c) Vulcan has not (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof, (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent Vulcan balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its material assets, properties, or rights, or agreed to cancel, any material debts or claims; (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Vulcan; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

                  (d) To the best knowledge of Vulcan, it has not become subject to any law or regulation which materially and adversely affects, or in the future would be reasonably expected to adversely affect, the business, operations, properties, assets, or condition of Vulcan.

         3.08 Title and Related Matters. Except as provided herein or disclosed in the most recent Vulcan balance sheet and the notes thereto, Vulcan has good and marketable title to all of its properties, inventory, interests in properties, technology, whether patented or unpatented, including, but not limited to the Vulcan technology, intellectual property, computer software, and assets, which are reflected in the most recent Vulcan balance sheet or acquired after that date (except properties, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges, or encumbrances, except (i) statutory liens or claims not yet delinquent; and (ii) such imperfections of title and easements as do not, and will not, materially detract from, or interfere with, the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties. To the best knowledge of Vulcan, its technology does not infringe on the copyright, patent, trade secret, know-how, or other proprietary right of any other person or entity and comprises all such rights necessary to permit the operation of the business of Vulcan as now being conducted or as contemplated.

         3.09 Litigation and Proceedings. There are no material actions, suits, or proceedings pending or, to the knowledge of Vulcan, threatened by or against Vulcan or adversely affecting Vulcan, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Vulcan does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

         3.10 Material Contract Defaults. Vulcan is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of Vulcan, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Vulcan has not taken adequate steps to prevent such a default from occurring.

         3.11  No  Conflict  With  Other  Instruments.  The  execution  of  this
Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust. or other material contract, agreement, or instrument to which Vulcan is a party or to which any of its properties or operations are subject.

         3.12 Governmental Authorizations. Vulcan has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date of this Agreement. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, Any court or other governmental body is required in connection with the execution and delivery by Vulcan of this Agreement and the consummation by Vulcan of the transactions contemplated hereby.

         3.13 Compliance With Laws and Relations. Vulcan has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Vulcan or except to the extent that noncompliance would not result in the occurrence of any material liability for Vulcan. To the best knowledge of Vulcan, the consummation of this transaction will comply with all applicable statutes and regulations, subject to the preparation and filing of any forms required by state and federal security laws.

         3.14 Subsidiary. Vulcan does not own, beneficially or of record, any equity securities in any other entity. Vulcan does not have a predecessor as that term is defined under generally accepted accounting principles or Regulation S-X promulgated by the Securities and Exchange Commission.

         3.15 Vulcan Schedules. Vulcan has delivered to NPC the following schedules, which are collectively referred to as the "Vulcan Schedules" and which consist of the following separate schedules dated as of the date of execution of this Agreement, and instruments and NPC as of such date, all certified by the chief executive officer of Vulcan as complete, true, and accurate:

                  (a) A schedule including copies of the articles of incorpora-tion and bylaws of Vulcan and all amendments thereto in effect as of the date of this Agreement;

                  (b) A schedule containing copies of resolutions adopted by the
         board  of  directors  of  Vulcan   approving  this  Agreement  and  the
         transactions herein contemplated as referred to in Section 3.02;

                  (c) A schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of Vulcan since the most recent Vulcan balance sheet, required to be provided pursuant to Section 3.04 hereof,

                  (d) A schedule setting forth the financial statements required pursuant to Section 3.04 (a) hereof, and

                  (e) A schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the Vulcan Schedules by Sections 3.01 through 3.14.

Vulcan shall cause the Vulcan Schedules and the instruments delivered to NPC hereunder to be updated after the date hereof up to and including a specified date not more than three business days prior to the Closing Date. Such updated Vulcan Schedules, certified in the same manner as the original Vulcan Schedules, shall be delivered prior to and as a condition precedent to the obligation of NPC to close.

                                   ARTICLE IV
                  CONDITIONS PRECEDENT TO OBLIGATIONS OF VULCAN

         The obligations of Vulcan under this Agreement are subject to the following conditions:

         4.01  Shareholder Approval.
               --------------------

          11 NPC shall call and hold a meeting of its shareholders, or obtain the written consent of a majority of its shareholders, to approve the transactions contemplated by this Agreement including the acquisition of Vulcan through the issuance of NPC Common Stock for all of the issued and outstanding Vulcan Shares, and the change of name of NPC to "Vulcan Minerals & Energy, Inc." or such other derivation thereof as may be agreed to by the board of directors of Vulcan.

          12 Vulcan shall call and hold a meeting of its shareholders, or obtain the written consent of a majority of its shareholders, to approve the transactions contemplated by this Agreement including the exchange of NPC Common Stock for all of the issued and outstanding Vulcan Shares.

         4.02 Accuracy of Representations. The representations and warranties made by NPC in this Agreement were true when made and shall be true at the Closing Date with the same force and affect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and NPC shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by NPC prior to or at the Closing. Vulcan shall be furnished with certificates, signed by duly authorized officers of NPC and dated the Closing Date, to the foregoing effect.

         4.03 Officer's Certificates. Vulcan shall have been furnished with certificates dated the Closing Date and signed by the duly authorized chief executive officer of NPC to the effect that to such officer's best knowledge no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of NPC threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement. Furthermore, based on certificates of good standing, representations of government agencies, and NPC's own documents and information, the certificate shall represent, to the best knowledge of the officer, that:

                  (a) This Agreement has been duly approved by NPC's board of directors and shareholders and has been duly executed and delivered in the name and on behalf of NPC by its duly authorized officers pursuant to, and in compliance with, authority granted by the board of directors of NPC pursuant to a unanimous consent;

                  (b) There have been no material adverse changes in NPC up to and including the date of the certificate;

                  (c) All conditions required by this Agreement have been met, satisfied, or performed by NPC;

                  (d) All authorizations, consents, approvals, registrations, and/or filings with any governmental body, agency, or court required in connection with the execution and delivery of the documents by NPC have been obtained and are in full force and effect or, if not required to have been obtained, will be in full force and effect by such time as may be required; and

                  (e) There is no material action, suit, proceeding, inquiry, or investigation at law or in equity by any public board or body pending or threatened against NPC, wherein an unfavorable decision, ruling, or finding could have an adverse effect on the financial condition of NPC, the operation of NPC, or the acquisition and reorganization contemplated herein, or any agreement or instrument by which NPC is bound or in any way contests the existence of NPC.

         4.04 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of NPC, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of NPC.

         4.05 Good Standings. Vulcan shall have received a certificate of good standing from the appropriate authority, dated as of the date within five days prior to the Closing Date, certifying that NPC is in good standing as a corporation in the State of Nevada.

         4.06 Other Items. Vulcan shall have received such other documents, certificates, or instruments relating to the transactions contemplated hereby as Vulcan may reasonably request.

                                    ARTICLE V
                   CONDITIONS PRECEDENT TO OBLIGATIONS OF NPC

         The obligations of NPC under this Agreement are subject to the following conditions: :

         5.01  Shareholder Approval.
               --------------------

          1. NPC shall call and hold a meeting of its shareholders, or obtain the written consent of a majority of its shareholders, to approve the transactions contemplated by this Agreement including the acquisition of Vulcan through the issuance of NPC Common Stock for all of the issued and outstanding Vulcan Shares, and the change of name of NPC to "Vulcan Minerals & Energy, Inc." or such other derivation thereof as may be agreed to by the board of directors of Vulcan. If NPC is unable to obtain shareholder approval, NPC is under no further obligation to proceed with the transactions contemplated under this Agreement.

          2. Vulcan shall call and hold a meeting of its shareholders, or obtain the written consent of a majority of its shareholders, to approve the transactions contemplated by this Agreement including the exchange of NPC Common Stock for all of the issued and outstanding Vulcan Shares.

         5.02 Accuracy of Representations. The representations and warranties made by Vulcan and the Vulcan Stockholders in this Agreement were true when made and shall be true at the Closing Date with the same force and affect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and Vulcan shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Vulcan prior to or at the Closing. NPC shall be furnished with a certificate, signed by a duly authorized officer of Vulcan and dated the Closing Date, to the foregoing effect.

         5.03 Officer's Certificates. NPC shall have been furnished with certificates dated the Closing Date and signed by the duly authorized chief operating officer of Vulcan to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of Vulcan, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement. Furthermore, based on certificates of good standing, representations of government agencies, and Vulcan's own documents, the certificate shall represent, to the best knowledge of the officer, that:

               (a) This agreement has been duly approved by Vulcan's board of directors and shareholders and has been duly executed and delivered in the name and on behalf of Vulcan by its duly authorized officers pursuant to, and in compliance with, authority granted by the board of directors of Vulcan pursuant to a unanimous consent of its board of directors and a majority vote of its stockholders;

               (b) Except as provided or permitted herein, there have been no material adverse changes in Vulcan up to and including the date of the certificate.

               (c) All authorizations, consents, approvals, registrations, and/or filing with any governmental body, agency, or court required in connection with the execution and delivery of the documents by Vulcan have been obtained and are in full force and effect or, if not required to have been obtained will be in full force and effect by such time as may be required; and

               (d) There is no material action, suit, proceeding, inquiry, or investigation at law or in equity by any public board or body pending or threatened against Vulcan, wherein an unfavorable decision, ruling, or finding would have an adverse affect on the financial condition of Vulcan, the operation of Vulcan, or the acquisition and reorganization contemplated herein, or any material agreement or instrument by which Vulcan is bound or would in any way contest the existence of Vulcan.

         5.04 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of Vulcan, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause of create any material adverse change in the financial condition, business, or operations of Vulcan.

         5.05 Good Standing. NPC shall have received a certificate of good standing from the appropriate authority, dated as of a date with five days prior to the Closing Date, certifying that Vulcan is in good standing as a corporation in the State of Texas.

         5.06 Ownership Documentation. NPC shall have received documentation verifying that all rights, title and interest in and to the trade names, technology, software, intellectual property, manufacturing equipment, inventory and assets related to the Vulcan products and technology shall be free and clear of any and all liens, encumbrances, royalties and claims prior to Closing, other than those documents in the schedules or financials delivered to NPC.

         5.07 Other Items. NPC shall have received such further documents certificates, or instruments relating to the transactions contemplated hereby as NPC may reasonably request.

                                   ARTICLE VI
                                SPECIAL COVENANTS

         6.01     Activities of NPC and Vulcan

                  (a) From and after the date of this Agreement until the Closing Date and except as set forth in the respective schedules to be delivered by NPC and Vulcan pursuant hereto or as permitted or contemplated by this Agreement, NPC and Vulcan will each:

                         (i) Carry on its  business  in  substantially  the same
                    manner as it has heretofore;

                         (ii) Maintain in full force and effect insurance comparable 'in amount and in scope of coverage to that now maintained by it;

                         (iii) Perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

                         (iv) Use its best  efforts to maintain  and preserve it
                    business organization intact, to retain its key employees, and to maintain Its relationships with its material suppliers and customers;

                           (v) Duly and  timely  file  for all  taxable  periods
                  ending on or prior to the Closing Date all federal, state, county, and local tax returns required to be filed by or on behalf of such entity or for which such entity may be held responsible and shall pay, or cause to pay, all taxes required to be shown as due and payable on such returns, as well as all installments of tax due and payable during the period commencing on the date of this Agreement and ending on the Closing Date.; and

                           (vi) Fully  comply with and  perform in all  material
                  respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

                    (b) From the date of this Agreement  until the Closing Date,
               NPC and Vulcan will not:

                           (i) Make any change in its  articles of incorporation
                  or bylaws;

                           (ii) Enter into or amend any material contract, agreement, or other instrument of any of the types described in such party's schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business; and

                           (iii) Enter into any agreement for the sale of Vulcan
                  or NPC securities without the prior approval of the other party.

                           (iv)   Issue  or  cause  to  be   issued   any  press
                  announcements or news releases other than those required by law.

         6.02 Access to Properties and Records. Until the Closing Date, Vulcan and NPC will afford to the other party's officers and authorized representatives full access to the properties, books, and records of the other party in order that each party may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of Vulcan or NPC and will furnish the other party with such additional financial and other information as to the business and properties of Vulcan or NPC as each party shall from time to time reasonably request.

         6.03 Indemnification by Vulcan. Vulcan will indemnify and hold harmless NPC and its directors and officers, and each person, if any, who controls NPC within the meaning of the Securities Act, from and against any and all losses, claims, damages, expenses, liabilities, or actions to which any of them may become subject under applicable law (including the Securities Act and the Securities Exchange Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of material fact contained in any application or statement filed with a governmental body or arising out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing by Vulcan expressly for use therein. The indemnity agreement contained in this Section 6.03 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of NPC and shall survive the consummation of the transactions contemplated by this Agreement for a period of six months. This indemnity agreement does not cover any acts of NPC, its management, employees, or agents, prior to the date of this Agreement.

         6.04 Indemnification by NPC. NPC will indemnify and hold harmless Vulcan, the Vulcan Stockholders, Vulcan's directors and officers, and each person, if any, who controls Vulcan within the meaning of the Securities Act, from and against any and all losses, claims, damages, expenses, liabilities, or actions to which any of them may become subject under applicable law (including the Securities Act and the Securities Exchange Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any application or statement filed with a governmental body or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing by NPC expressly for use therein. The indemnity agreement contained in this Section 6.04 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of Vulcan and shall survive the consummation of the transactions contemplated by this Agreement for a period of six months.

         6.05 The Acquisition of NPC Common Stock. NPC and Vulcan understand and agree that the consummation of this Agreement including the issuance of the NPC Common Stock to Vulcan in exchange for the Vulcan Shares as contemplated hereby, constitutes the offer and sale of securities under the Securities Act and applicable state statutes. NPC and Vulcan agree that such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes that depend, among other items, on the circumstances under which such securities are acquired.

                  (a) In order to provide documentation for reliance upon exemptions from the registration and prospectus delivery requirements for such transactions, the signing of this Agreement, by NPC and Vulcan, and the delivery of appropriate separate representations shall constitute the parties acceptance of, and concurrence in, the following representations and warranties:

                           (i) The Vulcan Stockholders  acknowledge that neither
                  the SEC nor the securities commission of any state or other federal agency has made any determination as to the merits of acquiring NPC Common Stock, and that this transaction involves certain risks.

                           (ii) The Vulcan  Stockholders  have received and read
                  the  Agreement  and   understand  the  risks  related  to  the
                  consummation of the transactions herein contemplated.

                           (iii) Vulcan  Stockholders  have such  knowledge  and
                  experience in business and financial matters that they are capable of evaluating each business.

                           (iv) The Vulcan  Stockholders have been provided with
                  copies of all materials and information requested by them or their representatives, including any information requested to verify any information furnished (to the extent such information is available or can be obtained without unreasonable effort or expense), and- the parties have been provided the opportunity for direct communication regarding the transactions contemplated hereby.

                           (v) All  information  which the  Vulcan  Stockholders
                  have provided to NPC or their representatives concerning their suitability and intent to hold shares in NPC following the transactions contemplated hereby is complete, accurate, and correct.

                           (vi) The Vulcan Stockholders have not offered or sold
                  any securities of NPC or interest in this Agreement and have no present intention of dividing the NPC Common Stock or Vulcan Shares to be received or the rights under this Agreement with others or of reselling or otherwise disposing of any portion of such stock or rights, either currently or after the passage of a fixed or determinable period of time or on the occurrence or nonoccurrence of any predetermined event or circumstance.

                           (vii) The Vulcan Stockholders understand that the NPC
                  Common Stock has not been registered, but is being acquired by reason of a specific exemption under the Securities Act as well as under certain state statutes for transactions not involving any public offering and that any disposition of the subject NPC Common Stock may, under certain circumstances, be inconsistent with this exemption and may make Vulcan or NPC an "underwriter", within the meaning of the Securities Act. It is understood that the definition of "underwriter" focuses upon the concept of "distribution" and that any subsequent disposition of the subject NPC Common Stock can only be effected in transactions which are not considered distributions. Generally, the term "distribution" is considered synonymous with "public offering" or any other offer or sale involving general solicitation or general advertising. Under present law, in determining whether a distribution occurs when securities are sold into the public market, under certain circumstances one must consider the availability of public information regarding tire issuer, a holding period for the securities sufficient to assure that the persons desiring to sell the securities without registration first bear the economic risk of their investment, and a limitation on the number of securities which the stockholder is permitted to sell and on the manner of sale, thereby reducing the potential impact of the sale on the trading markets. These criteria are set forth specifically in rule 144 promulgated under the Securities Act, and, after one year after the date the NPC Common Stock or Vulcan Shares is fully paid for, as calculated in accordance with rule 144(d), sales of securities in reliance upon rule 144 can only be made in limited amounts in accordance with the terms and conditions of that rule. After two years from the date the securities are fully paid for, as calculated in accordance with rule 144(d), they can generally be sold without meeting those conditions, provided the holder is not (and has not been for the preceding three months) an affiliate of the issuer.

                           (viii) The Vulcan  Stockholders  acknowledge that the
                  shares of NPC Common Stock , must be held and may not be sold, transferred, or otherwise disposed of for value unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Other than as set forth herein, NPC is not under any obligation to register the NPC Common Stock under the Securities Act. If rule 144 is available after one year and prior to two years following the date the shares are fully paid for, only routine sales of such NPC Common Stock in limited amounts can be made in reliance upon rule 144 in accordance with the terms and conditions of that rule. NPC is not under any obligation to make rule 144 available except as set forth in this Agreement and in the event rule 144 is not available, compliance with Regulation A or some other disclosure exemption may be required before Vulcan Stockholders can sell, transfer, or otherwise dispose of such NPC Common Stock without registration under the Securities Act. Subject to compliance with federal and state securities laws, NPC' registrar and transfer agent will maintain a stop transfer order against the registration of transfer of the NPC Common Stock held by Vulcan Stockholders and the certificates representing the NPC Common Stock will bear a legend in substantially the following form so restricting the sale of such securities:

                      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
                      AMENDED (THE "SECURITIES ACT") AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT.

                           (ix) Subject to compliance with federal and state securities laws, NPC may refuse to register further transfers or resales of the NPC Common Stock in the absence of compliance with rule 144 unless the Vulcan Stockholders furnish NPC with an opinion of counsel reasonably acceptable to NPC stating that the transfer is proper. Further, unless such opinion states that the shares of NPC Common Stock are free of any restrictions under the Securities Act, NPC may refuse to transfer the securities to any transferee who does not furnish in writing to NPC the same representations and agree to the same conditions with respect to such NPC Common

                  Stock as set forth herein. NPC may also refuse to transfer the NPC Common Stock if any circumstances are present reasonably indicating that the transferee's representations are not accurate.

                  (b) In connection with the transaction contemplated by this Agreement, Vulcan and NPC shall each file, with the assistance of the other and their respective legal counsel, such notices. applications, reports, or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions, and the appropriate regulatory authority in the states where the Vulcan Stockholders reside unless an exemption requiring no filing is available in such jurisdictions, all to the extent and in the manner as may be deemed by such parties to be appropriate.

                  (c) In order to more fully document reliance on the exemptions as provided herein, Vulcan, the Vulcan Stockholders, and NPC shall execute and deliver to the other, at or prior to the Closing, such further letters of representation, acknowledgment, suitability, or the like as NPC or Vulcan and their respective counsel may reasonably request in connection with reliance on exemptions from registration under such securities laws.

                  (d) The Vulcan Stockholders acknowledge that the basis for relying on exemptions from registration or qualifications are factual, depending on the conduct of the various parties, and that no legal opinion or other assurance will be required or given to the effect that the transactions contemplated hereby are in fact exempt from registration or qualification.

         6.06 NPC Liabilities. Immediately prior to the Closing Date, NPC shall have no material assets and no liabilities in excess of $500, and all expenses related to this Agreement or otherwise shall have been paid.

         6.07 Securities Filings. NPC shall be responsible for the preparation of a Form 8-K filing with the Securities and Exchange Commission and Vulcan shall be responsible for a filing of consolidated audited financials in a separate 8-K filing within 45 days thereafter, and will be responsible for any and all filings in any jurisdiction where its shareholders reside which would require a filing with a governmental agency as a result of the transactions contemplated in this Agreement.

         6.08     Sales of Securities Under Rule 144, If Applicable.
                  -------------------------------------------------

                  (a) NPC will use its best efforts to at all times satisfy the current public information requirements of rule 144 promulgated under the Securities Act so that its shareholders can sell restricted securities that have been held for one year or more or such other restricted period as required by rule 144 as it is from time to tune amended.

                  (b) Upon being informed in writing by any person holding restricted stock of NPC as of the date of this Agreement that such person intends to sell any shares under rule 144 promulgated under the Securities Act (including any rule adopted in substitution or replacement thereof), NPC will certify in writing to such person that it is in compliance with rule 144 current public information requirement to enable such person to sell such person's restricted stock under rule 144, as may be applicable under the circumstances.

                  (c) If any certificate representing any such restricted stock is presented to NPC's transfer agent for registration or transfer in connection with any sales theretofore made under rule 144, provided such certificate is duly endorsed for transfer by the appropriate person(s) or accompanied by a separate stock power duly executed by the appropriate person(s) in each case with reasonable assurances that such endorsements are genuine and effective, and is accompanied by an opinion of counsel satisfactory to NPC and its counsel that such transfer has complied with the requirements of rule 144, as the case may be, NPC will promptly instruct its transfer agent to register such transfer and to issue one or more new certificates representing such shares to the transferee and, if appropriate under the provisions of rule 144. As the case may be, free of any stop transfer order or restrictive legend. The provisions of this Section 6.08 shall survive the Closing and the consummation of the transactions contemplated by this Agreement for a period of two years.

                  (d) The shareholders of NPC as of the date of this Agreement, as well as those receiving NPC Common Stock pursuant to this Agreement, are intended third-party beneficiaries of this Section 6.08.

         6.09 New Board of Directors and Officers. At the time of closing, the current board of directors and officers of NPC shall resign and in their place nominees of Vulcan shall be appointed, subject to the approval of the suitability and qualifications of such nominees.

         6.10 Capitalization. For a period of twenty-four months from the Closing Date, NPC will not engage in any reverse split of its issued and outstanding Common Stock, without the prior written approval of the holders of a majority in interest of the issued and outstanding NPC Common Stock on the date immediately prior to the closing of this Agreement, which approval shall be granted on the condition that all shares issued by NPC pursuant to Section 1.01(a) of this Agreement, and all shares issued by NPC within six months prior to the closing of this Agreement, shall remain undiluted by any reverse split within said twenty-four month period. Notwithstanding the foregoing, any proposed reverse split within said period of twenty-four months from the Closing Date shall be no more than one, two-for-one reverse split.

                                   ARTICLE VII
                                  MISCELLANEOUS

         7.01 Brokers. Except as provided herein, NPC and Vulcan agree that there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution, or consummation of this Agreement other than those previously disclosed. Further, NPC and Vulcan each agree to indemnify the other against any claim by any third person for any commission, brokerage, or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between such party and such third person, whether express or implied, from the actions of such party. The covenants set forth in this section shall survive the Closing Date and the consummation of the transactions herein contemplated.

         7.02 No Representation Regarding Tax Treatment. No representation or warranty is being made by any party to any other regarding the treatment of this transaction for federal or state income taxation. Each party has relied exclusively on its own legal, accounting, and other tax adviser regarding the treatment of this transaction for federal and state income taxes and on no representation, warranty, or assurance from any other party or such other party's legal, accounting, or other adviser.

         7.03 Governing Law. This Agreement shall be governed by, enforced and construed under and in accordance with the laws of the State of Nevada.

         7.04 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered, if sent by facsimile or telecopy transmission or other electronic communication confirmed by registered or certified mail, postage prepaid, or if sent by prepaid overnight courier addressed as follows:

If to NPC., to:                     If to Vulcan, to:
Kelly Adams, President              John N. Ehrman, President
NPC Holdings, Inc.                  Vulcan Minerals & Energy, Inc..
4685 S. Highland Dr, Ste 202        650 North Sam Houston Pkwy. E, Suite 500
Salt Lake City, UT 84117            Houston, TX 77060

or such other addresses as shall be furnished in writing by any party in the manner for giving notices, hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered or sent by facsimile or telecopy transmission or other electronic communication, or one day after the date so sent by overnight courier.

         7.05 Attorney's Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the nonbreaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

         7.06 Schedules; Knowledge. Whenever in any section of this Agreement reference is made to information set forth in the schedules provided by NPC or Vulcan such reference is to information specifically set forth in such schedules and clearly marked to identify the section of this Agreement to which the information relates. Whenever any representation is made to the "knowledge" of any party, it shall be deemed to be a representation that no officer or director of such party, after reasonable investigation, has any knowledge of such matters.

         7.07 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter hereof. All previous agreements between the parties, whether written or oral, have been merged into this Agreement. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

         7.08 Survival, Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of six months from the Closing Date, unless otherwise provided herein.

         7.09 Counterparts; Facsimile. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Facsimile signatures shall constitute original signatures, and shall be followed by delivery of original signatures.

         7.10 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and such remedies may be enforced concurrently, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance thereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

         IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first above written.

NPC Holdings, Inc.                                Vulcan Minerals & Energy, Inc.
a Nevada corporation                              a Texas corporation

By: /s/ Kelly Adams                               By: /s/ John N. Ehrman
    ----------------------                            --------------------------
    Kelly Adams, President                            John N. Ehrman, President

STATE OF UTAH              )
                                    ss.
COUNTY OF SALT LAKE        )

         On this ____ day of February, 2001, personally appeared before me Kelly Adams, whose identity is personally known to me and who by me duly sworn, did say that he is the President of NPC Holdings, Inc. and that said document was signed by her of behalf of said corporations by authority of their bylaws, and said Kelly Adams acknowledged to me that said corporation executed the same.



         -----------------------------------
         NOTARY PUBLIC

STATE OF TEXAS             )
                                    ss.
COUNTY OF____________      )

         On this ____ day of February,  2001 personally  appeared before me John
N. Ehrman, whose identity is personally known to me and who by me duly sworn, did say that he is the President of Vulcan Minerals & Energy, Inc. and that said document was signed by him on behalf of said corporation by authority of its bylaws, and said acknowledged to me that said corporation executed the same.



         -----------------------------------
         NOTARY PUBLIC

                                   EXHIBIT A-1

                         Vulcan Minerals & Energy, Inc.
                              List of Shareholders

                                       Number of               Number of NPC
                                    Vulcan Shares          Shares to be Received
Name of Shareholder                     Owned                   in Exchange
-------------------                 -------------          ---------------------

see proxy schedule attached

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